UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2025

ONAR Holding Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-56012	47-2200506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Blvd, 5th Floor Miami, FL 33132

(Address of principal executive offices)

Registrant’s telephone number, including area code (213) 437-3081

____________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ONAR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29, 2025, the Board of Directors (“the “Board”) of ONAR Holding Corporation (the “Company”) appointed three new directors to the Board, effective immediately, and increased the Board size to 6 directors.

Mark Gazit, served as Chief Executive Officer of ThetaRay, a provider of SaaS solutions for cross-border monitoring, from 2013 through 2023. Before joining ThetaRay as CEO, Mark served as a Managing Director of Nice Cyber & Intelligence Solutions, an autonomous division of Nice Systems Ltd. Between 2002 and 2010, he served as Group President & CEO of SkyVision, a global telecommunications company that he took from the start-up stage to an international company serving over 50 countries worldwide. He has served in roles in companies such as Deltathree, NetVision, NetMedia and Widecom. Mr. Gazit is a board member of the Israel-America Chamber of Commerce and N.E.W.S. Navigation. Mark took Computer Science and Mathematics courses at Hebrew University and studied Senior Business Administration at Tel Aviv University.

Scott Kauffman, 69, served as Chairman and Chief Executive Officer of MDC Partners, a global advertising agency holding company from April 2006 to June 2019. Over the course of his career, Mr. Kauffman has served as CEO of 10 companies and sat on 28 boards, including six chairmanships, and remains active as a Board Chairman, strategic advisor, and select executive mandate leader. Mr. Kauffman currently serves as Chairman of NOLA AI, Inc. and Biowai Inc. He served as Chairman of the ALS Association from February 2022 to June 2025 and as a board member of Austin City Limits from April 2019 through May 2022. Mr. Kauffman holds an A.B. in English from Vassar College and an MBA in marketing from NYU's Stern School of Business.

Reda Raad, 52, has served as Group Chief Executive Officer of TBWA\Raad, a network of worldwide advertising agencies, since February 2016. He has held a number of roles at TBWA\Raad since co-founding TBWA\Raad in February 2000. Prior to founding TBWA\Raad, Mr. Raad was an Assistant Account Executive at Intermarkets Dubai. He holds a degree in Advertising and Marketing Management from Syracuse University.

There is no arrangement or understanding between any of Mr. Gazit, Mr. Kauffman or Mr. Raad and any other persons pursuant to which any of Mr. Gazit, Mr. Raad or Mr. Kauffman was elected to serve on the Board.

Each of the new directors will be entitled to receive $12,000 per year for service as a member of the Board. In addition, each of the directors will be reimbursed by the Company for reasonable and documented out-of-pocket expenses and will be entitled to receive an initial grant of $20,000 in restricted stock units pursuant to the Company’s omnibus incentive plan.

None of the new directors has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONAR Holding Corporation
(Registrant)

Date: August 4, 2025	By:	/s/ Claude Zdanow
	Name:	Claude Zdanow
	Title:	Chief Executive Officer

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